BROOKS FIBER PROPERTIES, INC. 1997 STOCK INCENTIVE PLAN

                                    SECTION 1

                              Statement of Purpose

1.1. The Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan (the "Plan") has been established by Brooks Fiber Properties, Inc. (the "Company") to:

          (a) attract and retain executive, managerial and other salaried employees;

          (b)  motivate  participating   employees,   by  means  of  appropriate
     incentives, to achieve long-range goals;

          (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

          (d) further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

                                    SECTION 2

                                   Definitions

2.1. Unless the context indicates otherwise, the following terms shall have the meaning set forth below:

          (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, Merit Awards, Phantom Stock Awards and Stock acquired through purchase under Section 12.

          (b) Board. The term "Board" shall mean the Board of Directors of the Company.

          (c) Cause. The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.


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          (d) Change in Control.  A "Change in Control"  shall be deemed to have occurred if:

               (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities in any transaction or series of transactions not approved in advance by a vote of at least two-thirds (2/3) of the Board; or

               (2) during any period of three consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
                    (1), (3), (4) or (5) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

               (3) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

               (4) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause
                    (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of

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                    Stock (on a fully diluted  basis) plus the aggregate  market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a
                    fully  diluted  basis)   outstanding  on  the  date  of  the
                    execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading
                    days  immediately   preceding  the  Transaction   Date.  The
                    aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that
                    prescribed  in  the  immediately   preceding   sentence  for
                    determining the aggregate market value of the shares of Stock or by such other method as the Board shall determine is appropriate; or

               (5) any other event determined by a vote of at least two-thirds (2/3) of the Board to constitute a "Change of Control."

          (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f) Committee. The term "Committee" means the Compensation Committee of the Board, selected in accordance with the provisions of Subsection 4.2.

          (g) Date of Termination. A Participant's "Date of Termination" shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's Employer.

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
          (h) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he or she is unable, by reason of a medically determinable physical or mental impairment, to carry out his or her duties with an Employer, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

          (i) Employee. The term "Employee" shall mean any officer of the Company or any other person with an employment relationship with the Company or a Related Company.

          (j) Employer. The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the "Employers" and individually as an "Employer".

          (k) Fair Market Value. The "Fair Market Value" of the Stock on any given date shall be the mean between the closing price per share of Stock on the NASDAQ National market on such date (or if no sales of Stock were made on such date, the closing price on the NASDAQ National Market on the next preceding date on which sales were made on such market), or the price of shares of Stock as determined by such other valuation method as may be determined in good faith by the Committee.

          (l) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

          (m) Incentive Stock Option. The term "Incentive Stock Option" shall mean any Incentive Stock Option granted pursuant to Section 6 of the Plan.

          (n) Merit Award. The term "Merit Award" shall mean any Merit Award granted pursuant to Section 13 of the Plan.

          (o) Non-Qualified Stock Option. The term "Non-qualified Stock Option" shall mean any Non-Qualified Stock Option granted pursuant to Section 6 of the Plan.

          (p) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

          (q) Participant. The term "Participant" means an Employee who has been granted an award under the Plan.

          (r)  Performance-Based   Compensation.   The  term  "Performance-Based
     Compensation" shall have the meaning ascribed to it in Section 162(m)(4)(C) of the Code.

          (s) Performance Period. The term "Performance Period" shall mean the period over which applicable performance is to be measured.

          (t) Performance Stock. The term "Performance Stock" shall have the meaning ascribed to it in Section 10 of the Plan.

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

          (u) Performance Units. The term "Performance Units" shall have the meaning ascribed to it in Section 11 of the Plan.

          (v) Phantom Stock Award. The term "Phantom Stock Award" shall mean any Phantom Stock Award granted pursuant to Section 14 of the Plan.

          (w) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under Section 401(a) of the Code.

          (x) Related Companies. The term "Related Companies' means any company during any period in which it is a "subsidiary corporation" of the Company (as that term is defined in Code Section 424(f)).

          (y) Restricted Period. The term "Restricted Period" shall mean the period of time for which shares of Restricted Stock or Restricted Stock
     Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

          (z) Restricted Stock. The term "Restricted Stock" shall have the meaning ascribed to it in Section 8 of the Plan.

          (aa) Restricted Stock Units. The term "Restricted Stock Units" shall have the meaning ascribed to it in Section 9 of the Plan.

          (bb) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute such participant's retirement at normal retirement age under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant's Employer.

          (cc) SEC. "SEC" means the Securities and Exchange Commission.

          (dd) Stock. The term "Stock" shall mean shares of common stock, $.01 par value per share, of the Company.

          (ee) Stock Appreciation Rights. The term "Stock Appreciation Rights" shall mean any Stock Appreciation Right granted pursuant to Section 7 of the Plan.

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                                    SECTION 3

                                   Eligibility

3.1. Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, from among the salaried, full-time officers and Employees of the Employers those Employees who will be granted one or more Awards under the Plan.

                                    SECTION 4

                          Operation and Administration

4.1. Subject to the approval of the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, the Plan shall be effective April 29, 1997 ("Effective Date"), provided, however, that any awards made under the Plan prior to approval by the stockholders of the Company, shall be contingent upon such approval. The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided however, that no Incentive Stock Option may be granted under the Plan after April 29, 2002.

4.2. The Plan shall be administered by the Committee which shall be selected by the Board, shall consist of members of the Board who are not Employees and are not eligible to participate in the Plan, other than pursuant to Section 21 hereof, and shall consist of not less than two members of the Board. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt and to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

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

         (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Provided, however, that except as otherwise permitted under Treasury Regulation 1.162-27(e)(2)(iii)(C), the Committee may not increase any Award once made if payment under such Award is intended to constitute Performance-Based Compensation.

         (e) The Committee may only act by a majority of its members. Any determination of the Committee may be made without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

         (f) No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy.

4.3 Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or a Stock Appreciation Right under the Plan to the extent that the sum of (a) the number of shares of Stock subject to such Stock Option, and (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the three-year period ending on the date of the Award, would exceed the Participant's Individual Limit under the Plan. Subject to the provisions of
Section 16, a Participant's "Individual Limit" shall be 1,000,000 shares during any three consecutive calendar years. In addition, the maximum number of shares with respect to which any Participant may receive Awards during any three consecutive calendar years is 1,000,000. The maximum amount of cash that may be paid out with respect to Awards to any individual during any three consecutive calendar years is $3,000,000.

4.4. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular Performance Period, those goals will be based on one or more of the following business criteria: revenues, EBITDA, net income, earnings per share, debt reduction, return on investment, operating ratio, cash flow, return on assets, stockholders return, and return on equity. If the Committee establishes performance goals for a Performance Period relating to one or more of these business criteria, the Committee may determine to approve a payment from that particular Performance Period upon attainment of the performance goal relating to any one or more of such criteria.

                                       7
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                                    SECTION 5

                         Shares Available Under the Plan

5.1. The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 16, the total number of shares of Stock available for grant of Awards shall not exceed 3,000,000 shares of Stock, not more than fifty percent of which may be in the form of Restricted Stock and Performance Shares. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall be available for purposes of the Plan.

                                    SECTION 6

                                     Options

6.1. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this
Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Subsection 6.6 and Sections 15 and 20, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

6.2. The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

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

6.3. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

         (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the price per share be less than the Fair Market Value per share on the date of the grant or, if earlier, the day on which the Participant granted the Option is hired, promoted or other such singular event has occurred, provided the date of grant shall not be more than 90 days following such date;

         (b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

         (c) The purchase price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock or through such cashless exercise arrangement as may be approved by the Committee and established by the Company.

6.4. Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable in accordance with the following terms of this Subsection 6.4.

         (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

         (b) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

6.5. The vesting and exercise periods of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

6.6. In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Stock, in the manner permitted by Subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted and may have vesting and expiration dates on the same dates as the vesting and expiration dates of the original Option so exercised by payment of the purchase price in shares of Stock.



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                                    SECTION 7

                            Stock Appreciation Rights

7.1. Subject to the terms of this Section 7, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 7.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than (i) 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if earlier, the day on which the Participant granted the Stock Appreciation Right is hired, promoted or other such singular event has occurred, provided the date of grant shall not be more than 90 days following such date, or, (ii) if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

7.2. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

7.3.The exercise of Stock Appreciation Rights shall be subject to the following:

         (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights but, subject to Sections 15 and 20, shall not be exercisable for six months from the date of grant and the term of any Stock Appreciation Right shall not extend more than ten years from the date of grant; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant; and

         (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable only at the time the tandem Option is exercisable and the exercise of the Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

7.4. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with Subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination of Stock or cash, in the discretion of the Committee.

7.5. The Committee may grant Limited Stock Appreciation Rights which entitle the Participant to receive a cash payment in connection with a Change in Control. Notwithstanding the foregoing provisions of this Section 7, a Limited Stock Appreciation Right shall be subject to the following:

         (a) A Limited Stock Appreciation Right may (but need not) be granted in connection with all or any portion of a previously or contemporaneously granted Option, and may be granted in tandem with an Option regardless of whether the Option is in tandem with a Stock Appreciation Right;

         (b) In the case of a Limited Stock Appreciation Right that is in tandem with an Option, the payment amount shall be equal to the difference between the exercise price per share of the Stock covered by the tandem Option and the Fair Market Value of a share of Stock upon the date of exercise;

         (c) To the extent provided by the Committee, a Limited Stock Appreciation Right may be automatically exercisable at a time determined by the Committee, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than ninety (90) days following the date of the Change in Control, and may be exercisable regardless of whether the Participant is then employed by an Employer or a Related Company; and

         (d) If the Limited Stock Appreciation Right is in tandem with an Option, the exercise of the Limited Stock Appreciation Right shall result in the cancellation of the tandem Option (and any Stock Appreciation Right in tandem with such Option).

                                    SECTION 8

                                Restricted Stock

8.1. Subject to the terms of this Section 8, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as continued employment or satisfaction of performance criteria) occurring after the date of the grant of the Award, provided, however, that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall generally not be less than one year following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. To the extent, if any, required by the General Corporation Law of the State of Delaware, a Participant's receipt of an Award of newly issued shares of Restricted Stock shall be made subject to payment by the Participant of an amount equal to the aggregate par value of such newly issued shares of Stock.

8.2. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

8.3. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

         (a) Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period;

         (b) The Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends and other distributions paid on such shares;

         (c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant but, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee;

         (d) The Committee may award Restricted Stock as Performance-Based Compensation, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee and the Committee may specify the number of shares that will vest upon achievement of different levels of performance; except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full amount of Restricted Stock comprising such Performance-Based Compensation and, in the discretion of the Committee, achievement of the minimum target but less than the maximum target, the Committee may establish the Participant's right to a portion of the Award; and

         (e) Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Restricted Period or Performance Period, as the case may be, shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period or Performance Period, as the case may be, the Committee may determine, in its sole discretion, that the Participant will be entitled to settlement of all or any portion of the Restricted Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).

                                    SECTION 9

                             Restricted Stock Units

9.1. Subject to the terms of this Section 9, a Restricted Stock Unit entitles a Participant to receive shares or cash for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment or satisfaction of performance criteria) occurring after the date of grant of the Award, provided, however, that to the extent that the vesting of a Restricted Stock Unit is contingent on continued employment, the required employment period shall generally not be less than one year following the date of grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. The Award of Restricted Stock Units under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

9.2. The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. During any period in which Restricted Stock Units are outstanding and have not been settled in Stock, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend in an amount equal to any cash dividends that might be paid during the Restricted Period.

9.3 Except as otherwise provided by the Committee, any Restricted Stock Unit which is not earned by the end of a Restricted Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 10

                                Performance Stock

10.1. Subject to the terms of this Section 10, an Award of Performance Stock provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee.

10.2. The Committee shall designate the Participants to whom Awards of Performance Stock are to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares of Performance Stock under this
Section 10 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

10.3. Except as otherwise provided by the Committee, any Award of Performance Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 11

                                Performance Units

11.1. Subject to the terms of this Section 11, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of Performance Units earned, and value received from them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met.

11.2. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of Performance Units to be subject to each such Award.

11.3. For each Participant, the Committee will determine the value of Performance Units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be settled in cash and/or shares of Stock.

11.4.    Settlement of Performance Units shall be subject to the following:

         (a)  The  Committee   will  compare  the  actual   performance  to  the
         performance measures established for the Performance Period and determine the number of Performance Units as to which settlement is to be made, and the value of such Performance Units;

         (b) Settlement of Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee; and

         (c) Shares of Stock distributed in settlement of Performance Units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine, including, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

11.5. Except as otherwise provided by the Committee, any Award of Performance Units which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 12

                             Stock Purchase Program

12.1. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

12.2. The Committee may impose such restrictions with respect to shares purchased under this Section 12, as the Committee, in its sole discretion, determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

                                   SECTION 13

                                  Merit Awards

13.1. The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award shall be fixed by the Committee from time to time, but, if required by the General Corporation Law of the State of Delaware, it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

                                   SECTION 14

                              Phantom Stock Awards

14.1. The Committee may make Phantom Stock Awards to selected Employees which may be based solely on the value of the underlying shares of Stock, solely on any earnings or appreciation thereon, or both. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the number of hypothetical or target shares as to which each such Phantom Stock Award is subject and to determine the terms and conditions of each such Phantom Stock Award. There may be more than one Phantom Stock Award in existence at any one time with respect to a selected Employee, and the terms and conditions of each such Phantom Stock Award may differ from each other.

14.2. The Committee shall establish vesting or performance measures for each Phantom Stock Award on the basis of such criteria and to accomplish such objectives  as the  Committee  may from  time to time,  in its sole  discretion, determine.  Such  measures  may be  based  on years of  service  or  periods  of
employment,   or  the   achievement  of  individual  or  corporate   performance
objectives, but shall, in each instance, be based upon one or more of the business criteria set forth in Section 4.4. The vesting and performance measures determined by the Committee shall be established at the time a Phantom Stock Award is made. Phantom Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as provided in Section 17, during the Performance Period.

14.3. The Committee shall determine, in its sole discretion, the manner of payment, which may include cash or shares of Stock in such proportions as the Committee shall determine.

14.4. Except as otherwise provided by the Committee, any Award of Phantom Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or a portion of the Phantom Stock for which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of Phantom Stock or make such other adjustment as the Committee, in its sole discretion, deems desirable.

                                   SECTION 15

                            Termination of Employment

15.1. If a Participant's employment is terminated by the Participant's Employer for Cause or if the Participant's employment is terminated by the Participant without the consent and approval of the Participant's Employer, all of the Participant's unvested Awards shall be forfeited.

15.2. If a Participant's Date of Termination occurs by reason of death, all Options and Stock Appreciation Rights outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on any Awards outstanding immediately prior to the Participant's Date of Termination shall lapse.

15.3. If a Participant's Date of Termination occurs by reason of Disability or Retirement, or by reason of the Participant's employment being terminated by the Participant's Employer for any reason other than Cause, or by the Participant with the consent and approval of the Participant's Employer, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except that, to the extent that an
Award of Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock and Phantom Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to the Date of Termination and shall be determined at the end of the Performance Period). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

15.4. Stock Appreciation Rights and Non-Qualified Stock Options which are or become exercisable by reason of death, Disability or Retirement or by reason of the Participant's employment being terminated by the Participant's Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer, shall expire on the expiration date set forth in the Award or, if earlier:

         (a) three years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

         (b) three months after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer.

Incentive Stock Options which are or become exercisable by reason of death, Disability or Retirement shall expire on the expiration date set forth in the Award or, if earlier, three months after the Date of Termination. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's death may be exercised by the Participant's designated beneficiary or, in the absence of such designation, by the person to whom the Participant's rights will pass by will or the laws of descent and distribution.

15.5. Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction, a Participant's Employer ceases to be a Related Company (and the Participant's Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant's employment being terminated by the Participant's Employer for a reason other than Cause.

15.6. Notwithstanding the foregoing provisions of this Section 15, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

                                   SECTION 16

                              Adjustments to Shares

16.1. If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, extraordinary cash dividend, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (i) the number of shares of Stock available under the Plan, (ii) the number of shares of Stock available under any individual or other limitations under the Plan, (iii) the number of shares of Stock subject to outstanding Awards and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award. All share adjustments shall be made to the nearest full share.

16.2. If the Committee determines that an adjustment in accordance with the provisions of Subsection 16.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments as the Committee deems equitable, if any, that the Committee determines are consistent with the purposes of the Plan and/or the affected Awards.

                                   SECTION 17

                     Transferability and Deferral of Awards

17.1. Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 17, the Committee may, subject to any restrictions under applicable securities laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Partnership comprised solely of members of the Participant's Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

17.2 The Committee may permit a Participant to elect to defer payment under a Performance Unit or Phantom Stock Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Performance Unit or Phantom Stock Award.

                                   SECTION 18

                                 Award Agreement

18.1. Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant's employment at any time.

                                   SECTION 19

                                 Tax Withholding

19.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

                                   SECTION 20

                                Change in Control

20.1. Subject to the provisions of Section 16 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

         (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable, except to the extent  that  the  right to  exercise  the  Option  is  subject  to any restrictions established in connection with a Limited Stock Appreciation Right that is in tandem with the Option;

         (b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable, except that if Stock Appreciation Rights are in tandem with an Option, and the Option is in tandem with a Limited Stock Appreciation Right, the right to exercise the Stock Appreciation Right shall be subject to any restrictions established in connection with the Limited Stock Appreciation Right;

         (c) All shares of Stock subject to Awards shall become fully vested;
         and

         (d) Performance Units may be paid out in such manner and amounts as determined by the Committee.

                                   SECTION 21

                       Stock Options for Outside Directors

21.1 Options may also be granted to members of the Board who are not employees in such amounts and at such times as the Committee, in its discretion, may determine. Each option granted under this Section 21 (i) shall have an exercise price per share equal to 100% of the Fair Market Value per share of Stock on the date of grant, (ii) shall be exercisable for 10 years from the date of grant but shall lapse upon the optionee's termination of service as a member of the Board,
(iii) shall become exercisable with respect to 50% of the shares to which it relates six months after the date of grant and with respect to the other 50% of the shares to which it relates one year after the date of grant and (iv) shall be exercised by cash, by tender of shares of Stock already owned by the optionee having a Fair Market Value equal to the exercise price or a combination of cash and Stock.

                                   SECTION 22

                            Termination and Amendment

22.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) materially increase the benefits accruing to Participants under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 16 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.